Exhibit 99.1

Contact:	Tara Flynn Condon
+1 908 546 3903
+1 732 535 6600
media@apitech.com

API Technologies Completes Sale/Leaseback of State College, PA Facility

ORLANDO, Fla. & STATE COLLEGE, PA – January 6, 2014 - API Technologies Corp. (NASDAQ:ATNY) (“API” or the “Company”), a leading provider of high performance RF/microwave, power, and security solutions for critical and high-reliability applications, announced today the completion of a sale/leaseback transaction for its State College, PA location, located at 1900 West College Avenue, to Store Capital, a real estate investment firm, for $15.6 million. The Company used $14.3 million of the proceeds to pay down the Company’s term loan facility with Guggenheim Corporate Funding, LLC. As of August 31, 2013, the Company’s last reported financial quarter, the Company had $88.0 million in term debt obligations. As of January 3, 2014, the term loan balance is now $72.6 million.

As part of the transaction, API Technologies has also entered into a long-term lease for the 252,000 sq. ft. facility. The Company opened the State College facility in 2006 and today it serves as a center of excellence for the Company’s RF/Microwave and Microelectronics, Power, and Electromagnetic Integrated Solutions (EIS) product lines.

“Bel Lazar, President and Chief Executive Officer of API Technologies said: “This tax-efficient transaction is part of our ongoing effort to optimize our capital structure, which allows us to reallocate resources to our high-reliability products. The State College facility produces many of our flagship products and remains a strategic location for us.”

About API Technologies Corp.

API Technologies (NASDAQ: ATNY) is an innovative designer and manufacturer of high performance systems, subsystems, modules, and components for technically demanding RF, microwave, millimeter wave, electromagnetic, power, and security applications. A high-reliability technology pioneer with over 70 years of heritage, API Technologies products are used by global defense, industrial, and commercial customers in the areas of commercial aerospace, wireless communications, medical, oil and gas, electronic warfare, unmanned systems, C4ISR, missile defense, harsh environments, satellites, and space. Learn more about API Technologies and our products at www.apitech.com.

Safe Harbor for Forward-Looking Statements

Except for statements of historical fact, the information presented herein constitutes forward-looking statements. All forward-looking statements are subject to certain risks, uncertainties and assumptions which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to, general economic and business conditions, government regulations, our ability to integrate and consolidate our operations, our ability to expand our operations in both new and existing markets, the ability of our review of strategic alternatives to maximize stockholder value and the effect of growth on our infrastructure. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. The forward-looking statements in this news release should be read in conjunction with the more detailed descriptions of the above factors located in our Annual Report on Form 10-K under Part I, Item 1A “Risk Factors” as well as those additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. All information in this release is as of the date hereof. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

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